EXHIBIT 99.1

[LOGO]                                           Nextel Communications, Inc.
                                                 1505 Farm Credit Drive
 For Immediate Release                           McLean, VA  22102
                                                 703 394-3000


                                                                    Contacts:
                                                          Investor Relations:
                                                  Paul Blalock (703) 394-3500
                                                                       Media:
                                                    Ben Banta  (703) 394-3573

              Nextel Announces Proposed Note Offering

McLEAN, Va., September 8, 1997 -- Nextel Communications, Inc. (NASDAQ: NXTL), today announced that it proposes to offer Senior Redeemable Discount Notes due 2007 that would generate $350,000,000 in gross proceeds. Proceeds of the offering are intended to be used to repay a portion of the outstanding borrowings under Nextel's bank and vendor credit facilities, with such amounts available for future borrowings, with the remaining portion of the proceeds to be used for general corporate purposes.

The Senior Redeemable Discount Notes to be offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Senior Redeemable Discount Notes.

                                # # #